ABRAXAS PETROLEUM CORPORATION

www.abraxaspetroleum.com

NEWS RELEASE

Abraxas Announces Third Quarter 2019 Financial and Operating Results

SAN ANTONIO (November 13, 2019) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and nine months ended September 30, 2019.

Financial Highlights for the Three Months Ended September 30, 2019:

The three months ended September 30, 2019 resulted in:

•	Production of 9,899 Boepd (up 3% vs 2Q19)
•	Revenue of $31.5 million (down 9% vs 2Q19)
•	Net income of $17.0 million, or $ 0.10 per share (up 45% vs 2Q19)
•	Adjusted net income (excluding certain non-cash items)(a) of $ 3.8 million, or $ 0.02 per share (down 10% vs 2Q19)
•	EBITDA(a) of $20.0 million (up 1% vs 2Q19)

(a)	See reconciliation of non-GAAP financial measures below.

Operational Highlights for the Three Months Ended September 30, 2019:

Delaware Basin, West Texas

In Ward County, the two-well Greasewood NE Pad was successfully fracked with 64 stages between the two wells and recently began flowback. These wells, in which the Company owns a 100 percent interest, have approximately 4,800-foot laterals, one in the Third Bone Spring and the other in the Wolfcamp B. On our slow flowback protocol, the wells combined are currently producing over 1,000 barrels of oil and 1.2 million cubic feet of gas per day (1,200 barrels of oil equivalent per day). We expect them to reach peak rate in December 2019. As previously discussed, we have only three gross (2.5 net) wells to drill in the Delaware Basin next year to maintain a 100 percent held-by production status across all of our leasehold in both the Bakken and the Delaware.

Abraxas management and board of directors are carefully weighing the important objectives of free cash flow generation, debt reduction, and production growth. A final decision on the capital budget for 2020 will be made at a later date. Company management and board of directors are also considering operating and overhead cost efficiencies that could be realized in connection with the 2020 capital budget.

Subsequent to quarter end, the Company has closed the two previously announced divestitures of non-core assets for total proceeds of $7.9 million. One sale represents a complete exit from South Texas and the other was small non-operated position in Reeves County, Texas. All of the proceeds were used to pay down borrowings under the Company's reserve-based loan.

Conference Call

Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its third quarter 2019 earnings conference call at 3 PM ET on Monday November 18, 2019. To participate in the conference call, please dial 844.347.1028 and enter the passcode 5486613. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available through December 18, 2019 by dialing 855.859.2056 and entering the passcode 5486613 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Permian Basin, and Rocky Mountain regions of the United States.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:

Steven P. Harris

Vice President - Chief Financial Officer

Telephone 210.490.4788

sharris@abraxaspetroleum.com

www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

FINANCIAL HIGHLIGHTS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share data)	2019	2018	2019	2018
Financial Results:
Revenue	$31,536	$41,625	$100,870	$113,171
Net income	17,041	1,777	3,264	2,002
Net income per share - basic	$0.10	$0.01	$0.02	$0.01
Net income per share - diluted	$0.10	$0.01	$0.02	$0.01
Capital expenditures - acquisitions(a)	-	14,635	-	36,404
Capital expenditures - drilling and completion(a)	25,417	36,974	85,797	91,326
Total net capital expenditures(a)	25,417	51,609	85,797	127,730
EBITDA(a)	19,999	22,252	59,436	63,740
Adjusted net income, excluding certain non-cash items(a)	3,797	8,617	10,597	26,642
Adjusted net income, excluding certain non-cash items, per share - basic(a)	$0.02	$0.05	$0.06	$0.16
Adjusted net income, excluding certain non-cash items, per share - diluted(a)	$0.02	$0.05	$0.06	$0.16
Liquidity(a)	16,389	53,750	16,389	53,750
Weighted average shares outstanding - basic	166,572	165,392	166,046	165,083
Weighted average shares outstanding - diluted	169,599	167,629	166,493	167,865

Production from Continuing Operations:
Crude oil per day (Bblpd)	6,519	6,542	6,851	6,025
Natural gas per day (Mcfpd)	10,892	12,797	11,181	12,754
Natural gas liquids per day (Bblpd)	1,565	1,395	1,397	1,428
Crude oil equivalent per day (Boepd)	9,899	10,070	10,112	9,579
Crude oil equivalent (Mboe)	911	926	2,760	2,615

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$50.13	$50.36	$49.90	$51.02
Natural gas ($ per Mcf)	0.23	1.61	0.69	1.69
Natural gas liquids ($ per Bbl)	0.42	20.86	3.63	17.27
Crude oil equivalent ($ per Boe)	33.33	37.66	35.07	36.92

Expenses:
Lease operating ($ per Boe)	$6.20	$7.26	$7.77	$6.51
Production taxes (% of oil and gas revenue)	7.9%	8.6%	8.4%	8.1%
General and administrative, excluding stock-based compensation ($ per Boe)	$2.45	$2.33	$2.45	$2.48
Cash interest ($ per Boe)	3.21	2.11	3.14	1.78
Depreciation, depletion and amortization, excluding accretion ($ per Boe)	13.72	11.89	13.78	11.41
(a) See reconciliation of non-GAAP financial measures below.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

BALANCE SHEET DATA

(In thousands)	September 30, 2019	December 31, 2018
Cash	$7,139	$867
Working capital	(15,554)	(13,632)
Property and equipment - net	386,336	363,218
Total assets	441,024	425,890

Long-term debt - less current maturities	200,883	183,091
Stockholders' equity	171,573	166,510
Common shares outstanding	168,400	166,714

Working capital per bank loan covenants(a)	(14,106)	(22,351)

(a) Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our bank loan covenants. This working capital calculation excludes the unused commitment amount which is included for our current ratio calculation.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share data)	2019	2018	2019	2018
Revenues:
Oil	$31,228	$37,039	$97,355	$100,505
Gas	226	1,897	2,107	5,882
Natural gas liquids	61	2,677	1,382	6,735
Other	21	12	26	49
	31,536	41,625	100,870	113,171
Operating costs and expenses:
Lease operating	5,647	6,724	21,447	17,023
Production and ad valorem taxes	2,495	3,569	8,519	9,167
Rig expense	-	-	672	-
Depreciation, depletion, amortization and accretion	12,605	11,142	38,367	30,241
General and administrative (including stock-based compensation of $504, $428, $1,398, and $1,894 respectively)	2,736	2,586	8,169	8,379
Total operating cost and expenses	23,483	24,021	77,174	64,810
Operating income	8,053	17,604	23,696	48,361

Other (income) expense:
Interest income	(27)	-	(50)	(1)
Interest expense	2,951	1,952	8,706	4,644
Amortization of deferred financing fees	169	113	418	320
(Gain) Loss on derivative contracts	(12,081)	13,568	11,358	41,215
Loss on sale of non-oil and gas assets	-	194	-	181
Total other (income) expense	(8,988)	15,827	20,432	46,359
Income (loss) before income tax	17,041	1,777	3,264	2,002
Income tax (expense) benefit	-	-	-	-
Net income	$17,041	$1,777	$3,264	$2,002

Net income per common share - basic	$0.10	$0.01	$0.02	$0.01

Net income per common share - diluted	$0.10	$0.01	$0.02	$0.01

Weighted average shares outstanding:
Basic	166,572	165,392	166,046	165,083
Diluted	169,599	167,629	166,493	167,865

ABRAXAS PETROLEUM CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP") in the United States of America, EBITDA is an appropriate measure of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. EBITDA is defined as net income or loss plus interest expense, deferred income taxes, depreciation, depletion and amortization expenses, impairments, unrealized gains and losses on derivative contracts, and stock-based compensation. EBITDA is a non-GAAP financial measure as defined under SEC rules. EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. EBITDA excludes some, but not all items that affect net income or loss and may vary among companies. The EBITDA presented below may not be comparable to similarly titled measures of other companies.

We have also disclosed Adjusted EBITDA per bank loan covenants. Adjusted EBITDA per bank loan covenants is a non-GAAP financial measure as defined under SEC rules. Our management believes that information regarding Adjusted EBITDA per bank loan covenants is material to an understanding of our financial condition and liquidity. Adjusted EBITDA per bank loan covenants should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Adjusted EBITDA per bank loan covenants presented below may not be comparable to similarly titled measures of other companies.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA per bank loan covenants to net income or loss for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2019	2018	2019	2018
Net income	$17,041	$1,777	$3,264	$2,002
Net interest expense	2,924	1,952	8,656	4,643
Depreciation, depletion, amortization and accretion	12,605	11,142	38,367	30,241
Amortization of deferred financing fees	169	113	418	320
Stock-based compensation	504	428	1,398	1,894
Unrealized (gain) loss on derivative contracts	(13,244)	6,840	7,333	24,640
EBITDA	$19,999	$22,252	$59,436	$63,740

EBITDA	$19,999	$22,252	$59,436	$63,740
Expenses related to equity offering/loan amendments/permitted acquisitions	28	105	92	317
Adjusted EBITDA per bank loan covenants	$20,027	$22,357	$59,528	$64,057

This release also includes a discussion of “adjusted net income, excluding certain non-cash items,” which is also a non-GAAP financial measure as defined under SEC rules. Adjusted net income, excluding certain non-cash items, is defined as net income or loss plus ceiling test impairment (if any) and is adjusted for unrealized changes in derivative contracts. The following table provides a reconciliation of net income or loss to adjusted net income, excluding certain non-cash items. Management believes that net income or loss calculated in accordance with GAAP is the most directly comparable measure to adjusted net income, excluding certain non-cash items. The calculation of adjusted net income, excluding certain non-cash items presented below may not be comparable to similarly titled measures of other companies.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815: Derivatives and Hedging as amended and interpreted, which requires Abraxas to record a gain or loss based on the calculated value difference from the previous period-end valuation for open contracts. For example, NYMEX oil prices on September 28, 2018 were $73.25 per barrel compared to $54.07 on September 30, 2019; therefore, the mark-to-market valuation changed from period to period.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share data)	2019	2018	2019	2018
Net income	$17,041	$1,777	$3,264	$2,002
Unrealized (gain) loss on derivative contracts	(13,244)	6,840	7,333	24,640
Adjusted net income, excluding certain non-cash items	$3,797	$8,617	$10,597	$26,642
Net income per share - basic	$0.10	$0.01	$0.02	$0.01
Net income per share - diluted	$0.10	$0.01	$0.02	$0.01
Adjusted net income, excluding certain non-cash items, per share - basic	$0.02	$0.05	$0.06	$0.16
Adjusted net income, excluding certain non-cash items, per share - diluted	$0.02	$0.05	$0.06	$0.16

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company's ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company's financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

(In thousands)	September 30, 2019	September 30, 2018
Borrowing base	$207,500	$200,000
Cash and cash equivalents	7,139	-
Revolving credit facility- outstanding borrowings	(198,000)	(146,000)
Outstanding letters of credit	(250)	(250)
Liquidity	$16,389	$53,750

Net capital expenditures is calculated by removing capital expenditures related to changes in accounts payable from period to period and settlements of asset retirement obligations. The following table provides a reconciliation of capital expenditures shown in the investing activities section of the condensed consolidated statement of cash flows to net capital expenditures applicable to our 2019 capital budget.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2019	2018	2019	2018
Capital expenditures as shown on statement of cash flows	$26,044	$59,172	$89,621	$132,989
(Decrease) in accounts payable related to capital expenditures	(197)	(6,092)	(3,445)	(3,823)
(Decrease) in asset retirement obligations	(430)	(1,471)	(379)	(1,436)
Net capital expenditures	$25,417	$51,609	$85,797	$127,730